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                                                                 EXHIBIT 10.11

                                       GUARANTY

    This guaranty, dated as of December 3, 1997, is given by James Ung, whose principal office is located at 1304 John Reed Court Industry (the "Guarantor"), to Fortune Dynamic, Inc., a California corporation, located at 17503 Rowland Street, City of Industry, California (the "Landlord").

                                       RECITALS

    At the request of the Guarantor, the Landlord has entered into a lease dated October 28, 1997 with Data Net International, Inc., a California corporation (the "Tenant"), pursuant to which the Landlord leases to the Tenant an office\warehouse building, consisting of approximately 21,900 square feet of space located at 957 Lawson Street, City of Industry, California (the "Lease"); and

    The Landlord would not have entered into the Lease except for the request of the Guarantor and the execution and delivery to this guaranty; and

    In consideration of the Landlord entering into the Lease with a Tenant;

    The Guarantor agrees as follows:

    1.   GUARANTY.

         The Guarantor, for himself and his legal representatives, guarantees the prompt payment when due, or whenever payment may become due under the terms of the Lease, all payments of rent, additional rent, and all other charges, expenses and costs of every kind and nature, which are or may be due now or in the future under the terms of the Lease, any agreements or documents related to the Lease, or any other transaction between the Landlord and the Tenant directly or indirectly related to the Lease; and the complete timely performance, satisfaction and observation of the terms and conditions of the Lease, rules and regulations and related obligations arising by reason of the Lease, required to be performed, satisfied or observed by the Tenant.

    2.   CONVERGE OF GUARANTY.

         This guaranty extends to any and all liability which the Tenant has or may have to the Landlord by reason of matters occurring before the signing of the Lease by the parties or commencement of the term of the Lease or by matters occurring after the expiration of the term of the Lease by reason of removal of Tenant, property, surrender of possession or other matters. This guaranty extends to any successor

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         of the Tenant, any assignee or sublessee of the Tenant, to any extensions or renewals of the Lease, and to any term established by reason of the holdover of the Tenant, and assignee or sublessee.

    3.   PERFORMANCE GUARANTY.

         In the event the Tenant fails to perform, satisfy or observe the terms and conditions of the Lease, rules and regulations, and related Lease obligations required to be performed, satisfy or observed by the Tenant, the Guarantor will promptly and fully perform, satisfy and observe the obligation or obligations in place of the Tenant. The Guarantor shall pay, reimburse and indemnify the Landlord for any and all damages, costs, expenses, losses and other liabilities arising for resulting from the failure of the Tenant to perform, satisfy or observe any of the terms and conditions of the Lease, rules and regulations and related obligations.

    4.   WAIVER OF NOTICES.

         Without notice to or further assent form the Guarantor, the Landlord may waive or modify any of the terms and conditions of the Lease, any rules and regulations or related Tenant obligations; or compromise, settle or extent the time and payment of any amount due from the Tenant or the time or performance of any obligation of the Tenant. These actions may be take by the Landlord without discharging or otherwise affecting the obligations of the Guarantor.

    5.   LEASE SECURITY.

         This guaranty shall remain in full force and effect, and the Guarantor fully responsible, without regard to any security deposit or other collateral for the performance of the terms and conditions of the Lease, or the receipt, disposition, application, or release of any security deposit or other collateral, now or hereafter held by or for the Landlord.

    6.   UNCONDITIONAL OBLIGATIONS.

         The liability of the Guarantor is direct, immediate, absolute, continuing, unconditional and unlimited. The Landlord shall not be required to pursue any remedies it may have against the Tenant or against any security deposit or other collateral as a condition to enforcement of this guaranty. Nor shall the Guarantor be discharged or released by reason of the discharge and release of a Tenant for any reason, including a discharge in bankruptcy, receivership or other proceedings, a disaffirmation or rejection of the Lease by a trustee, custodian, or other representative in bankruptcy, a stay or other enforcement restriction, or any other reduction, modification, impairment or limitations of the liability of the Tenant or

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         any remedy of a Landlord.  The Guarantor assumes all responsibility for being and keeping himself informed of Tenant's financial condition and assets, and of all other circumstances bearing upon the risk of nonperformance by a Tenant under the Lease. The Guarantor agrees that Landlord shall have no duty to advise the Guarantor of information known to it regarding such circumstances or risks.

    7.   LIMITATIONS ON GUARANTY.

         The Guarantor's liability hereunder shall terminate and Guarantor shall have no further liability towards the Landlord on the sooner to occur of the following events: (1) the date upon which the Tenant's net worth exceeds 150% of the Tenant's net worth as of the date of this guaranty, or (2) the date the Tenant, or its successor, becomes a public company. Should any of the foregoing events occur during the term of the Lease, and as a condition precedent to the termination of the Guarantor's liability hereunder, the Guarantor shall provide the Landlord documentary proof of the occurrence of said event to the reasonable satisfaction of the Landlord.

    8.   SUBORDINATION OR SUBROGATION RIGHTS.

         The guarantor subordinates any and all claims which the Guarantor has or may have against the Tenant by reason of subrogation for payments or performance under this Guaranty or claims for any other reason or cause. The Guarantor agrees not to assert any claim which it has or may have against the Tenant, including claims by reason of subornation under this guaranty, until such time as the payment and other obligations of the Tenant to the Landlord are fully satisfied and discharged.

    9.   BINDING EFFECT.

         This guaranty is binding upon the Guarantor, his legal representatives and assigns, and is binding upon and shall inure it to the benefit of the Landlord, its successors and assigns. No assignment or delegation by the Guarantor shall release the Guarantor of his obligations under this guaranty. The term 'Tenant' used in this guaranty includes also the first and any successive assignee or sublessee of the Tenant or any assignee or sublessee of the Tenant.

    10.  MODIFICATIONS.

         This guaranty may not be modified orally, but only by a writing signed by both the Guarantor and the Landlord. Modifications include any waiver, change, discharge, modification, or termination.


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    11.  GOVERNING LAW.

         This guaranty shall be deemed to be made under, and shall be governed by, the laws of the State of California in all respects, including matters of construction, validity, and performance.

    12.  INVALIDITY.

         If any provision of this guaranty contravenes or is held invalid under the laws of any jurisdiction, this guaranty shall be construed as though it did not contain that provision, and the rights and liabilities of the parties to this guaranty shall be construed and enforced accordingly.

    In witness whereof the Guarantor has duly signed this Guaranty on the date stated above.

Witness:                                    Guarantor:

/s/ Steven J. Ballitt                       /s/ James Ung
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Signature                                   James Ung

Steven J. Ballitt
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Printed Name

12/3/97
------------------------
Date

    The undersigned, spouse of the Guarantor, James Ung, hereby consents to his execution of the above Guaranty and to his performance of all obligations arising thereunder.

Date: 12/3/97                               /s/ Mei Yang
    ------------------------                ------------------------
                                            Mei Yang


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